UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		April 9, 2009

AURORA OIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

UTAH	000-25170	87-0306609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4110 Copper Ridge Drive, Suite 100, Traverse City, MI		49684
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(231) 941-0073

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3  -  Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On April 9, 2009, Aurora Oil & Gas Corporation (“Company”) was notified by the NYSE Amex LLC (“Exchange”) that it had fallen below the Exchange continued listing standard related to the Company’s financial resources and financial condition. In the opinion of the Exchange, the Company is not in compliance with Section 1003(a)(iv) of the Exchange Guide in that the Company’s financial condition has become so impaired that it appears questionable as to whether the Company will be able to continue operations and/or meet its obligations as they mature.

As required under the listing standards, the Company has the option to submit a plan by May 11, 2009 to the Exchange that summarizes the action it can take to achieve compliance with the continued listing standard.  With great deliberation and in light of the costs the Company would incur to maintain continued listing with the Exchange, the Board of Directors has concluded that the Company will voluntarily delist from the Exchange and transfer its listing to the OTC Bulletin Board.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Aurora Oil & Gas Corporation Press Release dated April 15, 2009, announcing a voluntary delisting from NYSE Amex.

SIGNATURE

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURORA OIL & GAS CORPORATION

Date: April 15, 2009	/s/ William W. Deneau
By: William W. Deneau
Its: Chief Executive Officer